Exhibit 99.1

National Bank Holdings Corporation Announces

First Quarter 2024 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter(1)
	1Q24	4Q23	1Q23
Net income ($000's)	$31,391	$33,121	$40,283
Earnings per share - diluted	$0.82	$0.87	$1.06
Return on average assets	1.28%	1.33%	1.70%
Return on average tangible assets(2)	1.39%	1.44%	1.80%
Return on average equity	10.30%	11.10%	14.60%
Return on average tangible common equity(2)	15.14%	16.56%	20.86%

(1)	Ratios are annualized.
(2)	See non-GAAP reconciliations starting on page 13.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are pleased to deliver quarterly earnings of $0.82 per diluted share and a solid return on average tangible common equity of 15.14%. Our diverse revenue streams delivered strong fee income growth of 40.8% annualized over the prior quarter. Our prudent approach to extending credit coupled with our granular and diverse loan portfolio delivered zero basis points of annualized net charge-offs. We grew our core deposits 6.8% over the first quarter 2023, while preserving a low deposit beta of 37.5% this rate cycle. We maintain a strong balance sheet, solid capital position, and diversified funding sources.”

Mr. Laney added, “We remain focused on delivering best-in-class banking solutions for our clients, while protecting our Company through solid banking practices. We are committed to operating as a source of strength and stability for our clients and communities and look forward to providing meaningful returns for our stakeholders in 2024.”

First Quarter 2024 Results

(All comparisons refer to the fourth quarter of 2023, except as noted)

Net income totaled $31.4 million or $0.82 per diluted share, compared to $33.1 million or $0.87 per diluted share. Fully taxable equivalent pre-provision net revenue totaled $40.6 million, compared to $45.1 million. The return on average tangible assets totaled 1.39%, compared to 1.44%, and the return on average tangible common equity totaled 15.14%, compared to 16.56%.

Net Interest Income

Fully taxable equivalent net interest income totaled $85.7 million, compared to $91.2 million. Net interest income for the fourth quarter of 2023 included $2.9 million of accelerated loan fee income and one additional day. The fully taxable equivalent net interest margin was 3.78%, narrowing 17 basis points primarily driven by the fourth quarter’s accelerated loan fee income noted above.

Loans

Loans totaled $7.6 billion, compared to $7.7 billion at December 31, 2023. We generated quarterly loan fundings totaling $200.0 million, led by commercial loan fundings of $96.5 million. The average interest rate on the first quarter’s loan originations increased sixteen basis points to 8.8%.

Asset Quality and Provision for Credit Losses

The Company recorded no provision expense for credit losses, compared to $4.6 million in the prior quarter. Annualized net charge-offs were 0.00% of average total loans, compared to 0.02% in the prior quarter. Non-performing loans totaled 0.47% of total loans at March 31, 2024, compared to 0.37%, and non-performing assets totaled 0.53% of total loans and OREO at March 31, 2024, compared to 0.42%. The allowance for credit losses as a percentage of loans increased two basis points to 1.29% at March 31, 2024.

Deposits

Average total deposits increased $90.3 million, or 4.5% annualized, to $8.2 billion during the first quarter 2024. The loan to deposit ratio decreased 514 basis points to 88.9% at March 31, 2024. Average transaction deposits (defined as total deposits less time deposits) increased $86.8 million to $7.2 billion.

We improved our balance sheet funding mix during the first quarter and utilized funding provided by the quarter’s deposit growth to pay down $340.0 million of Federal Home Loan Bank advances. The mix of transaction deposits to total deposits was 88.3% and 88.0% at March 31, 2024 and December 31, 2023, respectively.

Non-Interest Income

Non-interest income increased $1.6 million, or 40.8% annualized, to $17.7 million during the first quarter driven by our diversified sources of fee revenue. Other non-interest income increased $1.8 million and included increases in SBA loan income, trust income, and a $0.6 million gain from the sale of a banking center building. Mortgage banking income increased $0.6 million, and service charges and bank card fees decreased $0.8 million due to seasonality.

Non-Interest Expense

Non-interest expense increased $0.7 million to $62.8 million during the first quarter. Salaries and benefits increased $2.1 million largely due to higher payroll taxes, and data processing increased $1.2 million. These increases were partially offset by a decrease in professional fees of $0.9 million, and a decrease in other non-interest expense of $1.4 million primarily driven by $0.7 million of one-time asset write-downs in the prior quarter. The efficiency ratio totaled 61.8% for the first quarter, compared to 58.8% for the fourth quarter. The fully taxable equivalent efficiency ratio totaled 58.8% for the first quarter, compared to 56.0%, excluding other intangible assets amortization.

Income tax expense totaled $7.5 million, compared to $5.8 million in the prior quarter. The effective tax rate was 19.3%, compared to 14.9% for the fourth quarter. The fourth quarter of 2023 benefitted from $2.0 million of research and development tax credits.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 9.99%, and the common equity tier 1 capital ratio totaled 12.35% at March 31, 2024. Shareholders’ equity totaled $1.2 billion at March 31, 2024, increasing $19.0 million, largely due to $21.1 million of higher retained earnings, partially offset by a $3.8 million increase in accumulated other comprehensive loss.

Common book value per share increased $0.48 to $32.58 at March 31, 2024. Tangible common book value per share increased $0.55 to $23.32 as this quarter’s earnings outpaced the quarterly dividend and a $0.10 increase in accumulated other comprehensive loss.

Year-Over-Year Review

(All comparisons refer to the first quarter of 2023, except as noted)

Net income totaled $31.4 million, or $0.82 per diluted share, compared to net income of $40.3 million, or $1.06 per diluted share, for the first quarter of 2023. The decrease over the same period prior year was largely driven by lower net interest income due to an increase in cost of funds outpacing the increase in interest income. Partially offsetting this decrease was an increase in our non-interest income discussed below. Fully taxable equivalent pre-provision net revenue totaled $40.6 million, compared to $52.7 million. The return on average tangible assets totaled 1.39%, compared to 1.80%, and the return on average tangible common equity was 15.14%, compared to 20.86%.

Fully taxable equivalent net interest income totaled $85.7 million, compared to $96.3 million. Average earning assets increased $224.6 million, or 2.5%, including average loan growth of $372.4 million. The fully taxable equivalent net interest margin narrowed 61 basis points to 3.78%, as the increase in earning asset yields was offset by an increase in the cost of funds. Average interest bearing liabilities increased $878.7 million due to higher deposit balances, and the cost of funds totaled 2.25%, compared to 0.90% in the same period prior year.

Loans outstanding totaled $7.6 billion, increasing $223.8 million or 3.0%, from organic loan growth. New loan fundings over the trailing twelve months totaled $1.3 billion, led by commercial loan fundings of $0.8 billion.

The Company recorded no provision expense for credit losses during 2024, compared to provision expense of $0.9 million in the first quarter of 2023. Annualized net charge-offs decreased one basis point to 0.00% of average total loans during the first quarter 2024. The non-performing loans ratio was 0.47% at March 31, 2024, compared to 0.13%, and non-performing assets to total loans and OREO was 0.53% at March 31, 2024, compared to 0.18%. The allowance for credit losses as a percentage of loans increased six basis points to 1.29% at March 31, 2024.

Average total deposits increased $525.5 million or 6.8% to $8.2 billion, primarily due to higher deposit balances driven by the strategic growth from our recent acquisitions. Average transaction deposits increased $458.0 million or 6.8%. The mix of transaction deposits to total deposits was 88.3%, compared to 87.1% at March 31, 2023.

Non-interest income totaled $17.7 million, an increase of $3.0 million or 20.7%, driven by our diversified sources of fee revenue. Other non-interest income increased $3.4 million and included increases in SBA loan income, trust income, Cambr income, fair value adjustments on company-owned life insurance, swap fee income and a $0.6 million gain from the sale of a banking center building. Mortgage banking income decreased $0.6 million.

Non-interest expense totaled $62.8 million, an increase of $4.5 million or 7.8%. Salaries and benefits increased $3.5 million primarily due to payroll tax credits realized in the first quarter 2023. Occupancy and equipment increased $0.9 million and other intangible assets amortization increased $0.6 million due to intangible assets acquired through our Cambr acquisition in April of 2023. These increases were partially offset by a decrease of $0.9 million in professional fees.

Income tax expense totaled $7.5 million, a decrease of $2.6 million from the first quarter last year, driven by lower pre-tax income. The effective tax rate was 19.3% and 20.0% for the first quarters 2024 and 2023, respectively.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Thursday, April 25, 2024. Interested parties may listen to this call by dialing (866) 400-0049 using the participant passcode of 4874281 and asking for the NBHC Q1 2024 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 90 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense excluding other intangible assets amortization,” “efficiency ratio excluding other intangible assets amortization,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “pre-provision net revenue,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: the impact of potential regulatory changes to capital requirements, treatment of investment securities and FDIC deposit insurance levels and costs; our ability to execute our business strategy, including our digital strategy, as well as changes in our business strategy or development plans; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business, including increased competition for deposits due to prevailing market interest rates and banking sector volatility; effects of any changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; changes in the fair value of our investment securities due to market conditions outside of our control; financial or reputational impacts associated with the increased prevalence of fraud or other financial crimes; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans if the loans fail to meet certain criteria, or higher rate of delinquencies and defaults as a result of the geographic concentration of our servicing portfolio; the Company’s ability to identify potential candidates for, obtain regulatory approval for, and consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; our ability to integrate acquisitions or consolidations and to achieve synergies, operating efficiencies and/or other expected benefits within expected time-frames, or at all, or within expected cost projections, and to preserve the goodwill of acquired financial institutions; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security, including those that could result in disclosure or misuse of confidential or proprietary client or other information; the Company’s ability to achieve organic loan and deposit growth and the  competition for, and composition of, such growth; changes in sources and uses of funds; increased competition in the financial services industry; regulatory and financial impacts associated with the Company growing to over $10 billion in consolidated assets; increases in claims and litigation related to our fiduciary responsibilities in connection with our trust and wealth management business; the effect of changes in accounting policies and practices as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance, or the effects of changes in tax laws on our deferred tax assets; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, changes in regulation that affect the fees that we charge, the resolution of legal proceedings or regulatory or other government inquiries, and the results of regulatory examinations, reviews or other inquiries, and changes in regulations that apply to us as a Colorado state-chartered bank and a Wyoming state-chartered bank; technological changes, including with respect to the advancement of artificial intelligence; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; changes in our management personnel and the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from our bank subsidiaries; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;  financial, reputational, or strategic risks associated with our investments in financial technology companies and initiatives; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically; a cybersecurity incident, data breach or a failure of a key information technology system; impact of reputational risk; other risks and uncertainties listed from time to time in the Company’s reports and documents filed with the Securities and Exchange Commission; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media:

Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Total interest and dividend income	$131,732	$134,703	$113,533
Total interest expense	47,702	45,202	18,644
Net interest income	84,030	89,501	94,889
Taxable equivalent adjustment	1,692	1,667	1,414
Net interest income FTE(1)	85,722	91,168	96,303
Provision expense for credit losses	—	4,570	900
Net interest income after provision for credit losses FTE(1)	85,722	86,598	95,403
Non-interest income:
Service charges	4,391	4,831	4,101
Bank card fees	4,578	4,915	4,637
Mortgage banking income	2,655	2,020	3,216
Other non-interest income	6,070	4,298	2,711
Total non-interest income	17,694	16,064	14,665
Non-interest expense:
Salaries and benefits	36,520	34,470	32,989
Occupancy and equipment	9,941	10,186	9,073
Professional fees	1,646	2,513	2,590
Data processing	4,066	2,853	3,752
Other non-interest expense	8,653	10,065	8,525
Other intangible assets amortization	2,008	2,008	1,363
Total non-interest expense	62,834	62,095	58,292

Income before income taxes FTE(1)	40,582	40,567	51,776
Taxable equivalent adjustment	1,692	1,667	1,414
Income before income taxes	38,890	38,900	50,362
Income tax expense	7,499	5,779	10,079
Net income	$31,391	$33,121	$40,283
Earnings per share - basic	$0.82	$0.87	$1.06
Earnings per share - diluted	0.82	0.87	1.06

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2024	December 31, 2023	March 31, 2023
ASSETS
Cash and cash equivalents	$292,931	$190,826	$369,705
Investment securities available-for-sale	685,666	628,829	695,485
Investment securities held-to-maturity	570,850	585,052	637,921
Non-marketable securities	73,439	90,477	120,733
Loans	7,569,052	7,698,758	7,345,298
Allowance for credit losses	(97,607)	(97,947)	(90,343)
Loans, net	7,471,445	7,600,811	7,254,955
Loans held for sale	14,065	18,854	24,594
Other real estate owned	4,064	4,088	3,458
Premises and equipment, net	168,956	162,733	140,417
Goodwill	306,043	306,043	279,132
Intangible assets, net	64,212	66,025	58,619
Other assets	315,805	297,326	332,204
Total assets	$9,967,476	$9,951,064	$9,917,223
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,292,917	$2,361,367	$2,920,891
Interest bearing demand deposits	1,427,856	1,480,042	1,098,172
Savings and money market	3,801,013	3,367,012	2,584,128
Total transaction deposits	7,521,786	7,208,421	6,603,191
Time deposits	995,976	981,970	978,489
Total deposits	8,517,762	8,190,391	7,581,680
Securities sold under agreements to repurchase	19,577	19,627	21,492
Long-term debt	54,278	54,200	53,968
Federal Home Loan Bank advances	—	340,000	1,000,000
Other liabilities	144,029	134,039	126,356
Total liabilities	8,735,646	8,738,257	8,783,496
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,163,773	1,162,269	1,160,436
Retained earnings	454,211	433,126	361,440
Treasury stock	(306,460)	(306,702)	(310,037)
Accumulated other comprehensive loss, net of tax	(80,209)	(76,401)	(78,627)
Total shareholders' equity	1,231,830	1,212,807	1,133,727
Total liabilities and shareholders' equity	$9,967,476	$9,951,064	$9,917,223
SHARE DATA
Average basic shares outstanding	38,031,358	38,013,791	37,785,488
Average diluted shares outstanding	38,188,480	38,162,538	38,074,973
Ending shares outstanding	37,806,148	37,784,851	37,641,381
Common book value per share	$32.58	$32.10	$30.12
Tangible common book value per share(1) (non-GAAP)	23.32	22.77	21.76
Tangible common book value per share, excluding accumulated other comprehensive loss(1) (non-GAAP)	25.44	24.79	23.85
CAPITAL RATIOS
Average equity to average assets	12.40%	11.97%	11.63%
Tangible common equity to tangible assets(1)	9.17%	8.96%	8.53%
Tier 1 leverage ratio	9.99%	9.74%	9.46%
Common equity tier 1 risk-based capital ratio	12.35%	11.89%	11.32%
Tier 1 risk-based capital ratio	12.35%	11.89%	11.32%
Total risk-based capital ratio	14.30%	13.80%	13.17%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			March 31, 2024		March 31, 2024
			vs. December 31, 2023		vs. March 31, 2023
	March 31, 2024	December 31, 2023	% Change	March 31, 2023	% Change
Originated:
Commercial:
Commercial and industrial	$1,777,328	$1,825,425	(2.6)%	$1,818,415	(2.3)%
Municipal and non-profit	1,062,287	1,083,457	(2.0)%	979,801	8.4%
Owner-occupied commercial real estate	875,303	879,686	(0.5)%	674,231	29.8%
Food and agribusiness	241,654	265,902	(9.1)%	270,197	(10.6)%
Total commercial	3,956,572	4,054,470	(2.4)%	3,742,644	5.7%
Commercial real estate non-owner occupied	1,092,780	1,071,529	2.0%	979,150	11.6%
Residential real estate	923,103	919,139	0.4%	864,544	6.8%
Consumer	14,936	16,686	(10.5)%	16,766	(10.9)%
Total originated	5,987,391	6,061,824	(1.2)%	5,603,104	6.9%

Acquired:
Commercial:
Commercial and industrial	132,532	141,484	(6.3)%	172,368	(23.1)%
Municipal and non-profit	294	299	(1.7)%	316	(7.0)%
Owner-occupied commercial real estate	234,486	244,087	(3.9)%	248,883	(5.8)%
Food and agribusiness	57,896	58,695	(1.4)%	64,739	(10.6)%
Total commercial	425,208	444,565	(4.4)%	486,306	(12.6)%
Commercial real estate non-owner occupied	767,419	785,221	(2.3)%	845,374	(9.2)%
Residential real estate	387,101	404,648	(4.3)%	407,254	(4.9)%
Consumer	1,933	2,500	(22.7)%	3,260	(40.7)%
Total acquired	1,581,661	1,636,934	(3.4)%	1,742,194	(9.2)%
Total loans	$7,569,052	$7,698,758	(1.7)%	$7,345,298	3.0%

Loan Fundings(1)

	First quarter	Fourth quarter	Third quarter	Second quarter	First quarter
	2024	2023	2023	2023	2023
Commercial:
Commercial and industrial	$53,978	$135,954	$89,297	$111,717	$107,013
Municipal and non-profit	14,564	79,650	18,657	39,331	22,526
Owner occupied commercial real estate	35,128	75,631	67,322	62,649	33,912
Food and agribusiness	(7,204)	10,646	16,191	6,017	(6,564)
Total commercial	96,466	301,881	191,467	219,714	156,887
Commercial real estate non-owner occupied	73,789	107,738	88,434	99,984	185,875
Residential real estate	29,468	48,925	42,514	40,814	49,406
Consumer	234	1,849	1,689	1,777	1,717
Total	$199,957	$460,393	$324,104	$362,289	$393,885

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net (paydowns) fundings under revolving lines of credit were ($59,523), $16,954, ($12,877), $13,766 and ($7,096) for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,046,849	$100,914	6.71%	$5,985,610	$102,504	6.79%	$5,514,704	$79,167	5.82%
Acquired loans	1,611,521	24,289	6.06%	1,646,696	25,407	6.12%	1,771,224	27,023	6.19%
Loans held for sale	12,017	225	7.53%	16,599	321	7.67%	21,753	346	6.45%
Investment securities available-for-sale	751,168	4,103	2.18%	739,471	3,715	2.01%	810,257	3,989	1.97%
Investment securities held-to-maturity	579,160	2,514	1.74%	594,149	2,596	1.75%	646,646	2,871	1.78%
Other securities	35,036	616	7.03%	40,355	741	7.34%	51,366	898	6.99%
Interest earning deposits	91,579	763	3.35%	125,097	1,086	3.44%	86,790	653	3.05%
Total interest earning assets FTE(2)	$9,127,330	$133,424	5.88%	$9,147,977	$136,370	5.91%	$8,902,740	$114,947	5.24%
Cash and due from banks	$102,583			$105,323			$118,607
Other assets	756,230			730,220			687,940
Allowance for credit losses	(97,882)			(94,466)			(89,831)
Total assets	$9,888,261			$9,889,054			$9,619,456
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,947,811	$36,413	2.96%	$4,751,563	$32,887	2.75%	$3,766,203	$7,759	0.84%
Time deposits	990,041	7,584	3.08%	986,513	6,876	2.77%	922,521	3,290	1.45%
Securities sold under agreements to repurchase	18,929	6	0.13%	17,812	5	0.11%	20,045	6	0.12%
Long-term debt	54,229	518	3.84%	54,151	518	3.80%	53,918	518	3.90%
Federal Home Loan Bank advances	228,236	3,181	5.61%	348,775	4,916	5.59%	597,833	7,071	4.80%
Total interest bearing liabilities	$6,239,246	$47,702	3.07%	$6,158,814	$45,202	2.91%	$5,360,520	$18,644	1.41%
Demand deposits	$2,280,997			$2,390,457			$3,004,643
Other liabilities	141,735			155,619			135,175
Total liabilities	8,661,978			8,704,890			8,500,338
Shareholders' equity	1,226,283			1,184,164			1,119,118
Total liabilities and shareholders' equity	$9,888,261			$9,889,054			$9,619,456
Net interest income FTE(2)		$85,722			$91,168			$96,303
Interest rate spread FTE(2)			2.81%			3.00%			3.83%
Net interest earning assets	$2,888,084			$2,989,163			$3,542,220
Net interest margin FTE(2)			3.78%			3.95%			4.39%
Average transaction deposits	$7,228,808			$7,142,020			$6,770,846
Average total deposits	8,218,849			8,128,533			7,693,367
Ratio of average interest earning assets to average interest bearing liabilities	146.29%			148.53%			166.08%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,692, $1,667 and $1,414 for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Beginning allowance for credit losses	$97,947	$93,446	$89,553
Charge-offs	(278)	(357)	(325)
Recoveries	188	58	65
Provision (release) expense for credit losses	(250)	4,800	1,050
Ending allowance for credit losses ("ACL")	$97,607	$97,947	$90,343
Ratio of annualized net charge-offs to average total loans during the period	0.00%	0.02%	0.01%
Ratio of ACL to total loans outstanding at period end	1.29%	1.27%	1.23%
Ratio of ACL to total non-performing loans at period end	272.52%	346.99%	946.40%
Total loans	$7,569,052	$7,698,758	$7,345,298
Average total loans during the period	7,632,635	7,594,725	7,257,639
Total non-performing loans	35,817	28,228	9,546

Past Due and Non-accrual Loans

	March 31, 2024	December 31, 2023	March 31, 2023
Loans 30-89 days past due and still accruing interest	$3,495	$12,232	$2,308
Loans 90 days past due and still accruing interest	1	591	185
Non-accrual loans	35,817	28,228	9,546
Total past due and non-accrual loans	$39,313	$41,051	$12,039
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.47%	0.37%	0.13%

Asset Quality Data

	March 31, 2024	December 31, 2023	March 31, 2023
Non-performing loans	$35,817	$28,228	$9,546
OREO	4,064	4,088	3,458
Total non-performing assets	$39,881	$32,316	$13,004
Total non-performing loans to total loans	0.47%	0.37%	0.13%
Total non-performing assets to total loans and OREO	0.53%	0.42%	0.18%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Return on average assets	1.28%	1.33%	1.70%
Return on average tangible assets(2)	1.39%	1.44%	1.80%
Return on average equity	10.30%	11.10%	14.60%
Return on average tangible common equity(2)	15.14%	16.56%	20.86%
Loan to deposit ratio (end of period)	88.86%	94.00%	96.88%
Non-interest bearing deposits to total deposits (end of period)	26.92%	28.83%	38.53%
Net interest margin(3)	3.70%	3.88%	4.32%
Net interest margin FTE(2)(3)	3.78%	3.95%	4.39%
Interest rate spread FTE(2)(4)	2.81%	3.00%	3.83%
Yield on earning assets(5)	5.80%	5.84%	5.17%
Yield on earning assets FTE(2)(5)	5.88%	5.91%	5.24%
Cost of interest bearing liabilities	3.07%	2.91%	1.41%
Cost of deposits	2.15%	1.94%	0.58%
Non-interest income to total revenue FTE(2)	17.11%	14.98%	13.22%
Non-interest expense to average assets	2.56%	2.49%	2.46%
Efficiency ratio	61.77%	58.82%	53.21%
Efficiency ratio excluding other intangible assets amortization FTE(2)	58.82%	56.03%	51.30%
Pre-provision net revenue	$38,890	$43,470	$51,262
Pre-provision net revenue FTE(2)	40,582	45,137	52,676

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.47%	0.37%	0.13%
Non-performing assets to total loans and OREO	0.53%	0.42%	0.18%
Allowance for credit losses to total loans	1.29%	1.27%	1.23%
Allowance for credit losses to non-performing loans	272.52%	346.99%	946.40%
Net charge-offs to average loans	0.00%	0.02%	0.01%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	March 31, 2024	December 31, 2023	March 31, 2023
Total shareholders' equity	$1,231,830	$1,212,807	$1,133,727
Less: goodwill and other intangible assets, net	(362,709)	(364,716)	(325,828)
Add: deferred tax liability related to goodwill	12,539	12,208	11,212
Tangible common equity (non-GAAP)	$881,660	$860,299	$819,111

Total assets	$9,967,476	$9,951,064	$9,917,223
Less: goodwill and other intangible assets, net	(362,709)	(364,716)	(325,828)
Add: deferred tax liability related to goodwill	12,539	12,208	11,212
Tangible assets (non-GAAP)	$9,617,306	$9,598,556	$9,602,607

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.36%	12.19%	11.43%
Less: impact of goodwill and other intangible assets, net	(3.19)%	(3.23)%	(2.90)%
Tangible common equity to tangible assets (non-GAAP)	9.17%	8.96%	8.53%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$881,660	$860,299	$819,111
Divided by: ending shares outstanding	37,806,148	37,784,851	37,641,381
Tangible common book value per share (non-GAAP)	$23.32	$22.77	$21.76

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$881,660	$860,299	$819,111
Accumulated other comprehensive loss, net of tax	80,209	76,401	78,627
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	961,869	936,700	897,738
Divided by: ending shares outstanding	37,806,148	37,784,851	37,641,381
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$25.44	$24.79	$23.85

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net income	$31,391	$33,121	$40,283
Add: impact of other intangible assets amortization expense, after tax	1,534	1,541	1,049
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$32,925	$34,662	$41,332

Average assets	$9,888,261	$9,889,054	$9,619,456
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(351,383)	(353,712)	(315,493)
Average tangible assets (non-GAAP)	$9,536,878	$9,535,342	$9,303,963

Average shareholders' equity	$1,226,283	$1,184,164	$1,119,118
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(351,383)	(353,712)	(315,493)
Average tangible common equity (non-GAAP)	$874,900	$830,452	$803,625

Return on average assets	1.28%	1.33%	1.70%
Return on average tangible assets (non-GAAP)	1.39%	1.44%	1.80%
Return on average equity	10.30%	11.10%	14.60%
Return on average tangible common equity (non-GAAP)	15.14%	16.56%	20.86%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Interest income	$131,732	$134,703	$113,533
Add: impact of taxable equivalent adjustment	1,692	1,667	1,414
Interest income FTE (non-GAAP)	$133,424	$136,370	$114,947

Net interest income	$84,030	$89,501	$94,889
Add: impact of taxable equivalent adjustment	1,692	1,667	1,414
Net interest income FTE (non-GAAP)	$85,722	$91,168	$96,303

Average earning assets	$9,127,330	$9,147,977	$8,902,740
Yield on earning assets	5.80%	5.84%	5.17%
Yield on earning assets FTE (non-GAAP)	5.88%	5.91%	5.24%
Net interest margin	3.70%	3.88%	4.32%
Net interest margin FTE (non-GAAP)	3.78%	3.95%	4.39%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net interest income	$84,030	$89,501	$94,889
Add: impact of taxable equivalent adjustment	1,692	1,667	1,414
Net interest income FTE (non-GAAP)	$85,722	$91,168	$96,303

Non-interest income	$17,694	$16,064	$14,665

Non-interest expense	$62,834	$62,095	$58,292
Less: other intangible assets amortization	(2,008)	(2,008)	(1,363)
Non-interest expense excluding other intangible assets amortization (non-GAAP)	$60,826	$60,087	$56,929

Efficiency ratio	61.77%	58.82%	53.21%
Efficiency ratio excluding other intangible assets amortization FTE (non-GAAP)	58.82%	56.03%	51.30%
Pre-provision net revenue (non-GAAP)	$38,890	$43,470	$51,262
Pre-provision net revenue, FTE (non-GAAP)	40,582	45,137	52,676